                                                                 EXHIBIT 99.1(3)

                                O'CHARLEY'S INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                    AT OCTOBER 5, 2003 AND DECEMBER 29, 2002

                                                             2003          2002
                                                           --------      --------
                                                               (IN THOUSANDS)

Cash                                                       $  3,175      $  8,311
Other current assets                                         42,309        32,593
Property and equipment, net                                 465,072       381,553
Goodwill and other intangible assets                        119,274            --
Other assets                                                 15,827         6,334
                                                           --------      --------
      Total assets                                         $645,657      $428,791
                                                           ========      ========

Current portion of long-term debt and capital leases       $ 19,094      $  8,015
Other current liabilities                                    61,151        54,306
Deferred income taxes                                        10,889         7,796
Long-term debt, net of current portion                      213,212        98,164
Capitalized lease obligations, net of current portion        33,757        25,923
Other liabilities                                             8,629         4,623
Shareholders' equity                                        298,925       229,964
                                                           --------      --------
      Total liabilities and shareholders' equity           $645,657      $428,791
                                                           ========      ========